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                                                                   EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses and in the following registration statements on Form S-8 of The Williams Companies, Inc. of our report dated April 3, 1998, with respect to the supplemental consolidated financial statements of The Williams Companies, Inc. included in its Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about April 27, 1998.

     Form S-3:  Registration No. 333-20929
                Registration No. 333-29185

     Form S-8:  Registration No. 33-2442; Registration No. 33-24322;
                Registration No. 33-36770; Registration No. 33-44381; Registration No. 33-40979; Registration No. 33-45550; Registration No. 33-43999; Registration No. 33-51539; Registration No. 33-51543; Registration No. 33-51551; Registration No. 33-51549; Registration No. 33-51547; Registration No. 33-51545; Registration No. 33-56521; Registration No. 333-03957; Registration No. 333-11151; Registration No. 333-40721; Registration No. 333-33735; Registration No. 333-30095; and Registration No. 333-48945.




                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
April 27, 1998